CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 of Collins Growth & Income Fund, LLC of our report dated February 4, 2004 relating to the financial statements of Collins Growth & Income Fund, LLC, which appears in this Form SB-2.

Helin Donovan, Trubee & Wilkinson, LLP

Austin, Texas
February 24, 2004